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                                                                       EXHIBIT 5


                                [GC&D LETTERHEAD]


                               August 20, 1998




Securities and Exchange Commission
400 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special securities counsel to Engineering Animation, Inc., a Delaware corporation (the "Company"), in connection with the legal proceedings and matters relating to the Company's common stock, par value $0.01 per share (the "Shares"), being registered pursuant to the Registration Statement on Form S-4 to which this opinion is an Exhibit.


         In our opinion, the Shares have been duly authorized and when issued pursuant to the Amended and Restated Agreement and Plan of Merger among the Company, EAI Victory, Inc. and Variation Systems Analysis, Inc., dated as of August 19, 1998, will be validly issued, fully paid and nonassessable.


         We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                                     Very truly yours,


                                                     Gardner, Carton & Douglas